UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2023, the Company finalized an agreement with JP Energy Group. As an integral part of this transaction, all current members of the board of directors and officers will resign. Effective September 20, 2023, Marc Kassoff resigned from his position as an officer and director of the Company. Nate Steck will continue to serve as an officer and director, playing a pivotal role in facilitating the smooth transition between the Company and JP Energy Group and will resign upon closing on the agreement.

On May 31, 2023, JP Energy Partners entered into a contract for the supply of up to 600,000 metric tons of sugar to be delivered to China comprising of two shipments. Ther first shipment is to be up to 250,000 metric tons and the second shipment consists of up to 350,000 metric tons. The contract has a maximum payment of approximately $268,140,000 including all fees and discounts. It's important to note that, to date, no shipments have taken place under this contract and JP energy Group is in the process of finalizing the bank financing for the transaction which is contingent to close on the transaction above.

As part of the overarching agreement, JP Energy Partners will be transferring the rights and obligations of this contract to JP Energy Group. A crucial condition for finalizing this agreement is the securing of the necessary financing agreements by JP Energy Group, which are a necessary step to fulfill the terms of the sugar contract mentioned above.

The agreement between Nate’s Food Co. and JP Energy Group will not close until the following conditions have been met:

1.	JP Energy Partners has transferred all rights to the sale of the sugar mentioned above to JP Energy Group, and
2.	JP Energy Group has secured the necessary financing for the sugar contract.

The Company currently has no information as to when, or if, those two conditions will be completed.

Item 3.02 Unregistered Sales of Equity Securities.

As part of the transaction listed in Item 1.01, the Company will issue 18,000,000 shares of Series A Preferred Stock.

Item 5.01 Changes in Control of Registrant.

As part of the agreement described in Item 1.01, a change of control will occur upon the issuance of the 18,000,000 shares of Series A Preferred Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2023, as part of the agreement described in Item 1.01, Marc Kassoff resigned as an officer and director which was effective September 20, 2023.

Item 9.01 Financial Statements and Exhibits.

1.	Acquisition Agreement between Nate’s Food Co and JP Energy Group

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: September 21, 2023	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO

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